Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the registration statements of XL Capital Ltd on Form S-3 (File No. 333-116245), Form S-3 (File No. 333-101288), Form S-3 (File No. 333-76988), Form S-3 (File No. 333-72018),
Form S-3 (File No. 333-66976), Form S-3 (File No. 333-62257), Form S-8 (File No.
333-89568),  Form S-8 (File No. 333-81451),  Form S-8 (File No. 333-62137),  and
Form S-8 (File No. 333-46250) of our report dated March 11, 2005 relating to the financial statements and financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2004 Annual Report to Shareholders, which is incorporated by reference XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
New York, New York
March 11, 2005